UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STANDARD PACIFIC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

IMPORTANT NOTICE

STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

August 6, 2008

Dear Valued Stockholder,

We have previously sent you proxy materials in connection with the special meeting of stockholders of Standard Pacific Corp. to be held on Monday, August 18, 2008. According to our latest records, we have not received your Proxy Vote for this meeting.

Standard Pacific is asking shareholders to vote on the following very important proposals:

•	Proposal 1: To approve the conversion of shares of Senior Preferred Stock into Series B Preferred Stock;

•	Proposal 2: To Amend the Articles of Incorporation; and

•	Proposal 3: To approve an amendment to the 2008 Equity incentive plan.

Please reference the proxy materials previously mailed to you for additional information.

The Board of Directors unanimously recommends that shareholders vote FOR all proposals.

Please note that your failure to vote may have the same effect as an AGAINST vote on certain of the proposals.

Therefore, regardless of the number of shares you own, it is important that your vote is represented at meeting. Your vote matters to us and we need your support.

Professional proxy advisory firms Risk Metrics Group formerly known as ISS, Glass Lewis & Co., and PROXY Governance all recommend a vote FOR all proposals & we encourage you to do the same.

Voting is easy. To ensure that your vote is recorded in time for the special shareholders meeting, you may reference the telephone or Internet voting options on the enclosed form.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the special shareholders meeting or voting your shares, you may call our proxy solicitation agent, The Altman Group, toll-free at 866-864-4946 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern Time.

Thank you in advance for your support.

If you have already submitted the proxy form or otherwise voted, you need not take any action.